SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                    IPALCO Enterprises, Inc.
---------------------------------------------------------------------

          (Name of Registrant As Specified in Charter)

                    IPALCO Enterprises, Inc.
---------------------------------------------------------------------

         (Name of Person(s) Filing the Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
    6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
    11.

  1) Title of each class of securities to which transaction applies:

     __________________________________________________________________



  2) Aggregate number of securities to which transaction applies:

     __________________________________________________________________


  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

     __________________________________________________________________


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     __________________________________________________________________


1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form on Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

          ____________________________________________________________

                    IPALCO ENTERPRISES, INC.
                       One Monument Circle
                         P. O. Box 1595
                Indianapolis, Indiana 46206-1595


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 17, 1996

TO THE SHAREHOLDERS OF
IPALCO ENTERPRISES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IPALCO Enterprises, Inc. will be held at the office of the corporation, One Monument Circle, Indianapolis, Indiana on Wednesday, April 17, 1996, at 11 o`clock A.M. (Eastern Standard Time), for the following purposes:

     1. To elect six directors in Class I to hold office for terms of three years each and until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors fixed the close of business on Wednesday, February 28, 1996 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. Whether or not you expect to be present at the meeting, you are urged to fill in, date and sign the enclosed proxy and return it immediately in the accompanying postage guaranteed envelope.

     By order of the Board of Directors.

                                   IPALCO ENTERPRISES, INC.
                                   By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 8, 1996

                        TABLE OF CONTENTS

ANNUAL MEETING INFORMATION ------------------------------------------  1
     Date, Time and Place of Annual Meeting ------------------------- 1 Proxy Revocable ------------------------------------------------ 1
     Solicitation of Proxies ----------------------------------------  1
     Other Business -------------------------------------------------  1
     Date of Receipt of Shareholder Proposals -----------------------  2

RELATIONSHIP WITH AUDITOR -------------------------------------------  2

VOTING SECURITIES AND BENEFICIAL OWNERS -----------------------------  2
     Beneficial Owners of 5% or More of Common Stock ---------------- 2 Beneficial Ownership of Common Stock By Directors,
          Nominees and Executive Officers ---------------------------  3

ELECTION OF SIX DIRECTORS -------------------------------------------  4
     Nominees For Directors To Be Elected At the 1996
          Annual Meeting --------------------------------------------  4
               CLASS I ----------------------------------------------  4
     Current Directors Whose Terms Expire in 1997 (Class II)
          and in 1998 (Class III) -----------------------------------  5
               CLASS II ---------------------------------------------  5
              CLASS III ---------------------------------------------  6
     Vote Required For Election of Directors ------------------------ 7 Procedure To Propose Nominees For Director --------------------- 7 Number Of Board Meetings and Attendance ------------------------ 7 Committees of the Board ---------------------------------------- 7
     Other Required Disclosure --------------------------------------  8

COMPENSATION OF EXECUTIVE OFFICERS ----------------------------------  8
     Nature and Types of Compensation -------------------------------  8
     Summary Compensation - Table I ---------------------------------  9
     Option Exercises - Table II ------------------------------------ 10
     Subsidiary Incentive Plan -------------------------------------- 11

COMPENSATION OF DIRECTORS ------------------------------------------- 11
     Standard Arrangements ------------------------------------------ 11
     Certain Business Relationships --------------------------------- 11

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION -------------------------------------------------------- 12
     Compensation Policies Relating Generally to Executive Officers - 12
          Base Salary ----------------------------------------------- 12
          Annual Incentive Plan ------------------------------------- 13
     Long-Term Performance and Restricted Stock Incentive Plan ------ 13 Basis for Chief Executive Officer's Compensation --------------- 14 Deductibility of Executive Compensation ------------------------ 14 Compensation Committee Interlocks and Insider Participation ---- 14 Performance Graph - Table III ---------------------------------- 15
     Performance Graph ---------------------------------------------- 16
     Pension Plans -------------------------------------------------- 16
          Pension Plan Table - Table IV ----------------------------- 16
     Employment Contracts and Termination of Employment and
       Change-in-Control Arrangements ------------------------------- 17

                    IPALCO ENTERPRISES, INC.
               One Monument Circle  P. O. Box 1595
                Indianapolis, Indiana 46206-1595



                         PROXY STATEMENT
               For Annual Meeting of Shareholders
                    To Be Held April 17, 1996
               (Mailed on or about March 8, 1996)

                   ANNUAL MEETING INFORMATION

Date, Time and Place of Annual Meeting

     The information set forth in this Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of IPALCO Enterprises, Inc. (``IPALCO'') for use at its Annual Meeting of Shareholders to be held April 17, 1996, at 11:00 o'clock A.M. (EST) at the principal office of IPALCO, One Monument Circle, Indianapolis, Indiana, 46204, pursuant to the foregoing Notice of Annual Meeting, and at any adjournment of such meeting.

Proxy Revocable

     A shareholder executing and delivering the enclosed proxy has the unconditional right to revoke it at any time before the authority granted thereby is exercised.

Solicitation of Proxies

     This solicitation of proxies is being made by IPALCO and the expenses thereof will be borne by IPALCO. The principal solicitation is being made by mail. However, additional solicitation may be made by telephone, telegraph or personal contact by officers and other employees of IPALCO and its subsidiaries, who will not be additionally compensated therefor. IPALCO expects to reimburse broker-dealers and others for reasonable expenses of forwarding proxy material to beneficial owners.

Other Business

     Management is not aware of any business to be presented at the 1996 Annual Meeting other than the election of six directors. The minutes of the Annual Meeting of Shareholders held April 19, 1995, will be presented for approval at the 1996 Annual Meeting; however, such action is not intended to constitute approval or disapproval of any matter referred to in such minutes. If other matters are properly brought before the meeting, or any adjournment thereof, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

Date of Receipt of Shareholder Proposals

     If a shareholder intends to present a proposal at the Annual
Meeting of Shareholders to be held April 16, 1997, the proposal must be received by the Corporate Secretary for inclusion in IPALCO's proxy statement and form of proxy not later than November 9, 1996.


                    RELATIONSHIP WITH AUDITOR

     Deloitte & Touche LLP, with offices at Market Tower, Suite 3000, 10 West Market Street, Indianapolis, Indiana, has been the auditor of IPALCO since its inception. Upon the recommendation of the Audit Committee, that firm was again appointed by IPALCO's Board of Directors to serve as auditor for IPALCO and its subsidiaries for the current year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders to be held April 17, 1996, and will be given the opportunity to make a statement and to respond to appropriate shareholders' questions.


             VOTING SECURITIES AND BENEFICIAL OWNERS

     On January 15, 1996, IPALCO had outstanding 37,873,051 shares of common stock. In addition, there are a total of 41,529,253 authorized but unissued shares of common stock reserved for issuance in accordance with the provisions of the Shareholder Rights Plan, the Automatic Dividend Reinvestment and Stock Purchase Plan, the 1991 Directors Stock Option Plan, the 1990 (Officers) Stock Option Plan, and the Long-Term Performance and Restricted Stock Incentive Plan all of which are IPALCO Plans and of the Employees' Thrift Plan (the ``Thrift Plan'') of Indianapolis Power & Light Company (``IPL''), a subsidiary of IPALCO. Each share of common stock entitles its owner to one (1) vote upon each matter to come before the meeting. Only shareholders of record at the close of business on Wednesday, February 28, 1996, will be entitled to vote at the meeting or at any adjournment thereof.


Beneficial Owners of 5% or More of Common Stock

     On January 15, 1996, the following beneficial owners held more than 5% of IPALCO's voting securities:

-------------------------------------------------------------------------
               Name and Address of      Amount and Nature         Percent
Title of Class Beneficial Owner         of Beneficial Ownership   of Class
-------------------------------------------------------------------------

Common Stock   Employees' Thrift Plan   3,647,589 shares<F1>       9.63%
               of Indianapolis Power
               & Light Company
               c/o Merrill Lynch
               Trust Company of America,
               Trustee
               265 Davidson Avenue, 4th Floor
               Somerset, NJ 08873

-----------------------

<F1> Trustee, under a continuing agreement, has discretion to vote shares as to which no voting instructions are received.

------------------------------------------------------------------------



Beneficial Ownership of Common Stock By Directors, Nominees and Executive
Officers

     On January 15, 1996, the following-named directors, nominees and executive officers of IPALCO, individually and as a group, beneficially owned equity securities of IPALCO as follows:

-----------------------------------------------------------------------------------------
                    Name of                         Amount and Nature            Percent
Title of Class  Beneficial Owner                of Beneficial Ownership<F1>     of Class
-----------------------------------------------------------------------------------------

Common Stock    Joseph D. Barnette, Jr.           7,078 shares<F3>
                Robert A. Borns                  25,457 shares<F3>
                John R. Brehm                    37,513 shares<F4>
                Mitchell E. Daniels, Jr.         10,200 shares<F3>
                Rexford C. Early                  3,679 shares
                Otto N. Frenzel III              18,800 shares<F3>
                Max L. Gibson                     5,400 shares
                Edwin J. Goss                     7,518 shares<F3>
                Earl B. Herr, Jr.                 7,173 shares
                John R. Hodowal                 155,241 shares<F4>
                Ramon L. Humke                  136,013 shares<F4>
                Sam H. Jones                     10,240 shares<F3>
                Andre B. Lacy                    23,044 shares<F5>
                L. Ben Lytle                      6,472 shares
                Michael S. Maurer                 5,307 shares
                Thomas M. Miller                  6,381 shares
                Sallie W. Rowland                10,784 shares<F3>
                Thomas H. Sams                   13,334 shares<F6>
                Bryan G. Tabler                   9,297 shares<F3>, <F4>
                Gerald D. Waltz                  70,846 shares<F4>
                Other Executive Officers        198,067 shares
                All 27 directors and
                executive officers,
                as a group                      767,844 shares<F3>, <F4>        2.03%


--------------------------------

<F1> Except as otherwise noted below, each person named in the table has sole voting and investment power with respect to all shares of common stock listed as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to exercise of outstanding options that are exercisable within 60 days as follows:
     Mr. Barnette-4,000; Mr. Borns-6,000; Mr. Brehm-25,000; Mr. Daniels-10,000; Mr. Early-2,000; Mr. Frenzel-10,000; Mr.
     Gibson-2,000; Mr. Goss-6,000; Dr. Herr-6,000; Mr. Hodowal-120,000;
     Mr. Humke-105,000; Mr. Jones-10,000; Mr. Lacy-10,000; Mr.
     Lytle-6,000; Mr. Maurer-4,000; Mr. Miller-6,000; Mrs. Rowland-10,000; Mr. Sams-10,000; Mr. Waltz-45,000; other executive officers-141,667; directors and executive officers as a group-538,667.

<F2> Percentages less than 1% of total common stock outstanding are not indicated.

<F3> Includes 18,781 shares owned by or with family members sharing their home and shares held in trust or other arrangements with family members.

<F4> Includes vested and contingent interests in shares of common stock held by the Trustee in the Thrift Plan (stated in whole shares) of:
     Mr. Brehm-8,078; Mr. Hodowal-17,965; Mr. Humke-4,253; Mr.
     Tabler-163; Mr. Waltz-21,795; other executive officers-40,071; and all executive officers as a group-92,325.

<F5> Includes 8,000 shares owned by LDI, Ltd. and 1,800 shares owned by the Lacy Foundation of which Mr. Lacy is a partner and a director, respectively, and 400 shares representing his vested interest in a self-employment retirement plan, totaling 10,200 shares, 7,800 of which he disclaims beneficial ownership.

<F6> Mr. Sams disclaims beneficial ownership of 1,000 shares of the total shares shown opposite his name.


                    ELECTION OF SIX DIRECTORS

     At a meeting held January 30, 1996, the Executive Committee of IPALCO's Board of Directors nominated 6 directors to stand for election as Class I directors of IPALCO at its Annual Meeting of Shareholders to be held April 17, 1996, for terms of three years each and until their successors are duly elected and qualified.

     Proxies representing shares held on the record date which are returned duly executed, will be voted, unless otherwise specified, in favor of the 6 nominees for the Board of Directors named below in Class
I. All such nominees are members of IPALCO's present Board of Directors and all nominees have consented to serve if elected. However, if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

     The nominees for directors in Class I, the current directors in Class II and Class III, as assigned by the Board of Directors, and the names, ages (as of April 17, 1996), business experience and directorships of such nominees and directors are as follows:


Nominees For Directors To Be Elected At The 1996 Annual Meeting:


                             CLASS I

Robert A. Borns, 60, Chairman of Borns Management Corporation (real estate management), Indianapolis, Indiana. Mr. Borns has held his present position since 1961 and serves on numerous boards, including the Board of Trustees of Indianapolis Museum of Art, Indianapolis Symphony Orchestra and St. Vincent Hospital. He is also a director of IPL, Indianapolis Water Company, IWC Resources Corporation, and of Heritage Partners Management, Inc. He has been a director of IPALCO since April, 1987 (excluding the period March 15 to August 23, 1993).

Mitchell E. Daniels, Jr., 47, President, North American Pharmaceutical
     Operations, Eli Lilly and Company, (pharmaceuticals manufacturer), Indianapolis, Indiana since April 1, 1993. Prior to that time, he was Vice President, Corporate Affairs of Eli Lilly and Company and President and Chief Executive Officer of Hudson Institute, Inc. (March, 1987 to August, 1990). He is a director of IPL, Acordia, Inc. and NBD Bank, N.A. and has been a director of IPALCO since November, 1989.

Rexford C. Early, 61, President of Carlisle Insurance Agency, Inc.,
     Indianapolis, Indiana, a position he has held for more than five years. Mr. Early was Chairman of the Indiana Republican Party from March, 1991 to March, 1993. He is a director of IPL and has been a director of IPALCO since August, 1993.

John R. Hodowal, 51, Chairman of the Board and President of IPALCO and
     Chairman of the Board and Chief Executive Officer of IPL. Except for the Chairmanship of IPL which he assumed in February, 1990, Mr. Hodowal has held his current positions since May, 1989. For some years prior to that time, he was Vice President and Treasurer of IPALCO and Executive Vice President of IPL. He is a director of IPL, Bank One, Indianapolis, NA and Associated Insurance Companies, Inc. He has been a director of IPALCO since April, 1984.

Michael S. Maurer, 53, Chairman of the Board of MyStar Communications
     Corporation (radio station operations), a position he has held for more than five years; Chairman of the Board of IBJ Corporation (newspaper publisher), since December, 1990; Chairman of the Board of The National Bank of Indianapolis since December, 1993. Mr. Maurer is Chair, United Way of Central Indiana. He has been a director of IPL and IPALCO since January, 1993.

Thomas H. Sams, 54, President and Chief Executive Officer, Waldemar
     Industries, Inc. (an investment holding company), Indianapolis, Indiana and an officer of various subsidiary and affiliated corporations thereof. Mr. Sams has held these positions since 1966. He is a director of IPL, NBD Bank, N.A., Meridian Insurance Group, Inc. and State Life Insurance Company. He has been a director of IPALCO since April, 1987.


Current Directors Whose Terms Expire in 1997 (Class II) and in 1998
(Class III):

                            CLASS II

Joseph D. Barnette, Jr., 56, Chairman and Chief Executive Officer of Banc
     One Indiana Corporation (a bank holding company) since January,
     1993 and Chairman and Chief Executive Officer of Bank One, Indianapolis, NA, since October, 1994. Prior to that, Mr. Barnette was President and Chief Executive Officer of Banc One Indiana Corporation (July, 1990 - January, 1993) and President and Chief Executive Officer of Bank One, Indianapolis, NA (January, 1990 - October, 1994). He is a director of IPL, IWC Resources Corporation, Indianapolis Water Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since January, 1993.

Max L. Gibson, 55, Retired July, 1989. For more than five years prior to retirement, Mr. Gibson was President of Victory Services
     Corporation (waste disposal), Terre Haute, Indiana. He is a director of IPL, First Financial Corporation, Terre Haute First National Bank and First State Bank of Clay County. He has been a director of IPALCO since August, 1993.

Edwin J. Goss, 69, Retired, March, 1990. For more than five years prior to his retirement, Mr. Goss was the Chairman and Chief Executive Officer of American States Insurance Company and its subsidiaries, Indianapolis, Indiana. Mr. Goss continues as a director of these companies. He also is a director of IPL, National City Bank, Indiana, and has been a director of IPALCO since July, 1986 (excluding the period March 15 to August 23, 1993).

Ramon L. Humke, 63, Vice Chairman of IPALCO and President and Chief
     Operating Officer of IPL. Prior to February, 1990 when he assumed his present position with IPL, Mr. Humke was President and Chief Executive Officer of Ameritech Services and Senior Vice President of Ameritech Bell Group (September, 1989 - February, 1990) and President and Chief Executive Officer of Indiana Bell Telephone Company (October, 1983 - September, 1989). He is a director of IPL, NBD Bank, N.A., LDI Management, Inc. and is Chairman of the Boards of Meridian Mutual Insurance Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since February, 1990.

Sallie W. Rowland, 63, Chairman and Chief Executive Officer of Rowland
     Design, Inc. (an architectural, interiors and graphic design firm), Indianapolis, Indiana, positions she has held for more than 5 years. Mrs. Rowland serves on various community boards including The Indianapolis Chamber of Commerce of which she is Vice Chairman. She is a director of IPL, NBD Bank, N.A., and Meridian Mutual Insurance Company. She has been a director of IPALCO since April, 1988.


                            CLASS III

Otto N. Frenzel III, 65, Chairman, Executive Committee National City
     Bank, Indiana, Indianapolis, Indiana. Mr. Frenzel has held his present position since January, 1996. For more than 3 years prior to that time, Mr. Frenzel was Chairman of the Board of National City Bank, Indiana. Prior to May, 1992, Mr. Frenzel was Chairman of the Board of Merchants National Bank & Trust Company of Indianapolis and Chairman of the Board of Merchants National Corporation. He is a director of IPL, National City Corporation, American United Life Insurance Company, Indiana Energy, Inc., Indiana Gas Company, Inc., Indianapolis Water Company, Baldwin & Lyons, Inc. and IWC Resources Corporation. He has been a director of IPALCO since September, 1983.

Dr. Earl B. Herr, Jr., 68, Retired. For more than five years prior to his retirement in December, 1992, Dr. Herr was Executive Vice President of Eli Lilly and Company (pharmaceuticals manufacturer), Indianapolis, Indiana. He is a director of IPL and Lilly Endowment and has been a director of IPALCO since April, 1986 (excluding the period March 15 to August 23, 1993).

Sam H. Jones, 68, President, Indianapolis Urban League, Inc.,
     Indianapolis, Indiana. Mr. Jones has held his present position for more than 5 years and serves on numerous educational, social and cultural boards, including the Advisory Board of Indiana University-Purdue University at Indianapolis, Methodist Health Foundation, Board of One Hundred Black Men of Indianapolis and the Administrative Board of Riverside Park United Methodist Church. He is a director of IPL and has been a director of IPALCO since September, 1983.

Andre B. Lacy, 56, General Partner and Chief Executive of LDI, Ltd. (an industrial and investment limited partnership), Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc., the managing general partner of LDI, Ltd., and Chairman and Chief Executive Officer of all subsidiaries and divisions thereof. He has held his present positions for more than 5 years. He is a director of IPL, Ethyl Corporation, Tredegar Industries, Inc., Albemarle Corporation, Patterson Dental Co., Herff Jones and The National Bank of Indianapolis. He has been a director of IPALCO since April, 1985.

L. Ben Lytle, 49, Chairman, President and Chief Executive Officer, Associated Insurance Companies, Inc. (insurance and financial services), Indianapolis, Indiana. He assumed the title of Chairman in March, 1994, and has held the remaining positions for more than five years. He is a director of IPL, Bank One, Indianapolis, NA, and Associated Insurance Companies, Inc. and its subsidiaries. He has been a director of IPALCO since April, 1992.

Thomas M. Miller, 66, Retired. For more than 5 years prior to his retirement, Mr. Miller was Chairman of the Board and Chief Executive Officer of NBD Indiana, Inc. (a bank holding company) and NBD Bank, N.A., Indianapolis, Indiana, and predecessor companies. Mr. Miller is a director of IPL, NBD Indiana, Inc., NBD Bank, N.A., Indianapolis Water Company and IWC Resources Corporation. He has been a director of IPALCO since April, 1992.


Vote Required For Election of Directors

     Under Indiana law, directors are elected by plurality vote at a meeting where a quorum (a majority of shares issued and outstanding) is present. Shares represented for any purpose are deemed present for quorum purposes; thus, withheld votes are counted for quorum purposes.
Abstentions and broker non-votes are not counted for any purpose.


Procedure To Propose Nominees For Director

     IPALCO will accept timely notice by shareholders of proposed nominees for directors. Any such notice must be received by the Corporate Secretary of IPALCO not less than 60 days nor more than 90 days prior to the date of each annual meeting. Such shareholder's notice shall set forth (a) as to each proposed nominee for director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and/or series and number of shares that are beneficially owned by such nominee on the date of such shareholder notice and (iv) any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on IPALCO's books, of such shareholder and any shareholders known to be supporting such nominee and (ii) the class and/or series and number of shares beneficially owned by such shareholder and by any shareholders known to be supporting such nominee on the date of such shareholder notice. The Board of Directors may reject any nomination for director not made in accordance with the foregoing provisions.


Number of Board Meetings and Attendance

     During 1995, the Board of Directors of IPALCO held 11 meetings and committees of the Board held a total of 17 meetings. Each director attended more than 75% of the aggregate of Board meetings and assigned committee meetings, except for Mr. Thomas M. Miller, who attended 73.3% of such meetings. All directors, on average, attended over 92% of the Board meetings and assigned committee meetings held in 1995.


Committees of the Board

     The Board of Directors of IPALCO has four standing committees, the Executive Committee, the Audit Committee, the Compensation Committee, and the Committee on Strategies. The Board does not have a nominating committee as such, but the Executive Committee performs the functions of such committee. It reviews, among other things, the qualifications and suitability of candidates to stand for election to IPALCO's Board of Directors and makes specific recommendations with respect thereto. In addition, the Executive Committee considers and recommends the declaration of dividends and acts on matters when the full Board is not in session. The Executive Committee held six meetings in 1995. Currently, Mr. John R. Hodowal is Chairman and Messrs. Robert A. Borns, Otto N. Frenzel III, Earl B. Herr, Jr., Ramon L. Humke, and Sam H. Jones are members.

     The Audit Committee recommends the appointment of the auditor for the ensuing year for IPALCO and its subsidiaries, reviews the scope of the audit, examines the auditor's reports, makes appropriate recommendations to the Board of Directors as a result of such review and examination, and inquires into the effectiveness of the financial and accounting functions and controls. The Audit Committee first approves all non-audit services and gives appropriate consideration to the effect, if any, such services may have on the independence of the auditor, except that management advisory and tax services which do not exceed $50,000 per project or $150,000 in the aggregate per calendar year may be approved by the Chairman of the Board without such Committee's consent. The Audit Committee held three meetings in 1995. Currently, Mrs. Sallie W. Rowland is Chairman and its members are Messrs. Rexford C. Early, Edwin J. Goss, Sam H. Jones, and Andre B. Lacy.

     The Compensation Committee reviews current and proposed compensation levels of all officers of IPALCO and its subsidiaries, obtains advice of independent consultants, and makes specific recommendations as to the compensation each officer should receive on an annual basis. It also reviews and makes recommendations with respect to other forms of compensation for such officers, including supplemental pension benefits, bonuses and restricted stock. (See ``Board Compensation Committee Report on Executive Compensation'' below.) The Compensation Committee held four meetings in 1995. Currently, Mr. Otto N. Frenzel III is Chairman and Messrs. Robert A. Borns, Earl B. Herr, Jr., Thomas M. Miller, and Thomas H. Sams are members.

     The Committee on Strategies considers and makes recommendations with respect to issues and processes involving dynamic planning, matters affecting the allocation of corporate resources among regulated and non-regulated subsidiaries, and other components of overall corporate strategy. The Committee on Strategies held four meetings in 1995. Currently, Mr. Joseph D. Barnette, Jr. is Chairman and Messrs. Mitchell
E. Daniels, Jr., Max L. Gibson, L. Ben Lytle, and Michael S. Maurer are members.

Other Required Disclosure

     Under the federal securities laws, IPALCO's directors, certain officers, and 10% shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in IPALCO's stock. IPALCO believes that during 1995 all these filing requirements were satisfied on a timely basis.


               COMPENSATION OF EXECUTIVE OFFICERS

Nature and Types of Compensation

     The two tables that follow on succeeding pages disclose all plan and non-plan compensation awarded to, earned by, or paid to the Chairman of the Board and President of IPALCO, who is its chief executive officer (``CEO''), and to the four named executive officers other than the CEO who are the most highly compensated key policy-making executive officers of IPALCO and its subsidiaries. The tables include a Summary Compensation Table (Table I) and an Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values Table (Table II). No table is presented for Option/SAR Grants in last fiscal year since no stock options were granted during 1995. No table is presented for Long-Term Incentive Plans since the issuance of restricted stock under the Long-Term Performance and Restricted Stock Incentive Plan is included in the Summary Compensation Table (Table I).

                                           SUMMARY COMPENSATION TABLE



                                                                            Long-Term Compensation
                                                                   ---------------------------------------
                                   Annual Compensation                Awards        Awards      Payouts
                                --------------------------------------------------------------------------
                                                        Other                      Securities
                                                        Annual       Restricted    Underlying              All Other
                                                        Compen-      Stock         Options/    LTIP        Compen-
Name and                                                sation<F1>   Awards<F2>    SARs<F3>    Payouts<F4> sation<F5>
Principal Position      Year    Salary ($)  Bonus ($)   ($)          ($)           (#)         ($)         ($)
------------------      ----    ----------  ---------   -----------  ----------    ----------- ----------- ----------

John R. Hodowal         1993    $424,459    $209,672    $ 45,851        -0-        105,000     $82,350     $8,624
Chairman & President    1994     461,051     214,566      41,471        -0-          -0-        76,250      8,955
Chairman & CEO of IPL   1995     476,012     206,425      43,721     $491,790        -0-        75,488      8,310


Ramon L. Humke          1993    $351,889    $173,827    $112,425        -0-         60,000     $68,250     $8,624
Vice Chairman;          1994     382,221     177,881     130,141        -0-          -0-        63,646      8,955
President & COO of IPL  1995     394,591     171,120     157,606     $407,700        -0-        62,975      8,310

John R. Brehm           1993    $199,822    $ 65,839    $  6,717        -0-         30,000     $27,844     $7,993
Vice President &
Treasurer;              1994     218,304      67,728       3,678        -0-          -0-        25,781      8,199
Senior Vice President
of IPL                  1995     225,315      89,513       6,301     $133,050        -0-        24,228      8,310

Bryan G. Tabler<F6>     1993       -0-         -0-         -0-          -0-          -0-         -0-        -0-
Vice President, Secre-
tary & General Counsel; 1994    $ 46,157    $ 15,785    $ 1,360         -0-          -0-         -0-        -0-
Senior Vice President
of IPL                  1995     202,931      58,650     14,471      $121,350        -0-         -0-       $5,589

Gerald D. Waltz         1993    $193,415    $ 63,684    $23,757         -0-         30,000     $28,125     $7,735
Senior Vice President
of IPL                  1994     202,955      62,887     4,465          -0-          -0-        26,042      7,731
                        1995     201,930      58,353    11,178       $121,530        -0-        24,228      8,310

-----------------------


<F1> Represents taxes paid by IPALCO and/or IPL on accrued interest and contributions of principal under the Funded Supplemental Plan (See ``Pension Plans''). Includes $5,463 for taxes and gross-up paid on deferred compensation and $3,864 earned in above market interest on deferred compensation for Mr. Humke.

<F2> Restricted common stock awards are valued at the closing market price as of the date of grant. Restricted common stock holdings and the value thereof based on the closing price of the common stock at year end are as follows: Mr. Hodowal - 16,393 shares ($624,983); Mr. Humke - 13,590 shares ($518,119); Mr. Brehm - 4,435 shares ($169,084); Mr. Tabler - 4,045 shares ($154,216); and Mr. Waltz -
     4,051 shares ($154,444). Dividends on the restricted common stock are payable to the named officers. Shares awarded in 1995 represent a cumulative 3-year award for years 1995, 1996, and 1997. Under the terms of the Plan, no additional shares will be awarded to the named officers before 1998.

<F3> No options have stock appreciation rights.

<F4> Payouts shown were made in 1995 for the 4-year LTIP Program ended
     December 31, 1994.

<F5> Represents 1995 contributions made by IPL to the Trustee of the
     Employees' Thrift Plan.

<F6> Mr. Tabler started his employment on October 1, 1994, and became an officer of both IPALCO and IPL on January 1, 1995.

                             TABLE I


       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FY-END OPTION/SAR VALUES



                                                    Number of
                                                    Securities          Value of
                                                    Underlying          Unexercised
                                                    Unexercised         In-the-Money
                                                    Options/SARs at     Options/SARs at
                                                    FY-End (#)          FY-End ($)*

                        Shares
                      Acquired On     Value         Exercisable/        Exercisable/
Name                  Exercise (#)   Realized ($)   Unexercisable       Unexercisable
----------------      ------------   ------------   ----------------    ----------------


John R. Hodowal          -0-         -0-            120,000(e)          $517,500(e)
                                                     35,000(u)             4,375(u)

Ramon L. Humke           -0-         -0-            105,000(e)          $751,875(e)
                                                     20,000(u)             2,500(u)

John R. Brehm            -0-         -0-             25,000(e)          $ 21,875(e)
                                                     10,000(u)             1,250(u)

Bryan G. Tabler          -0-         -0-               ----                 ----
                                                       ----                 ----

Gerald D. Waltz          5,000       $48,750         45,000(e)          $324,375(e)
                                                     10,000(u)             1,250(u)

-------------------------

(e)  Exercisable.
(u)  Unexercisable.
* Based upon year-end closing market price of $38.125 per share of common stock.

                            TABLE II

Subsidiary Incentive Plan

     In early 1995, the Board of Directors of Mid-America Capital Resources, Inc. (``Mid-America''), a wholly owned subsidiary of IPALCO, approved the implementation of an incentive compensation plan that will provide for payment of incentive compensation in the year 2000 or later to key employees of Mid-America, its subsidiaries, and certain executive employees of IPALCO if certain objective performance measures are met.


                    COMPENSATION OF DIRECTORS

Standard Arrangements

     Non-employee directors serving on the Board of IPALCO are paid an annual fee of $8,500 plus $450 for each meeting attended; however, directors of IPALCO and its subsidiaries are limited to two annual fees. Non-employee members of the Executive Committee of the Board are paid annual fees of $10,000, but no meeting fees. Members of the Audit Committee, Compensation Committee and the Committee on Strategies of the Board, all of whom are non-employee directors, are paid annual fees of $4,000 plus $450 for each meeting attended. The Chairman of each of the latter three committees receives an additional fee of $1,500 annually. Members of the Executive and Audit Committees of both IPALCO and IPL are limited to one annual fee. Only one meeting fee is paid to members of the Audit Committees of both such companies when meetings are held jointly or follow one another. Directors who are also officers of IPALCO or one of its subsidiaries receive no director fees.


Certain Business Relationships

     During 1995, Acordia, Inc. (``Acordia'') and Anthem Companies, Inc. (``Anthem'') administered health care programs for IPALCO and its subsidiaries under contracts that involve payments to Acordia and Anthem aggregating approximately $16 Million. Mr. L. Ben Lytle is Chairman and Chief Executive Officer of Acordia and Anthem, which are subsidiaries of Associated Insurance Companies, Inc. of which Mr. Lytle is Chairman, President and Chief Executive Officer.

     IPALCO subsidiaries IPL and Mid-America Capital Resources, Inc. (``Mid-America'') each maintained a line of credit during 1995 with National City Bank, Indiana (``NCB'') of which Mr. Otto N. Frenzel III is Chairman of the Executive Committee. During 1995, the maximum principal amount outstanding at any time on IPL's $30 million line of credit with NCB was approximately $11 million, and IPL had no outstanding balance with NCB as of December 31, 1995. An unutilized long-term revolving credit facility was also maintained by IPL with NCB. Mid-America's $6 million line of credit with NCB had a maximum principal amount of $2.6 million outstanding at any time, and a principal balance of $800,000 outstanding as of December 31, 1995.

     IPALCO subsidiary IPL maintained a long-term revolving credit facility during 1995 with Bank One, Indianapolis, NA, (``Bank One'') of which Mr. Joseph D. Barnette, Jr. is Chairman and Chief Executive Officer. IPL did not utilize the credit facility during 1995. Mid-America maintained a $6 million line of credit with Bank One during 1995 and had a maximum principal amount of $2.6 million outstanding at any time, and an outstanding principal balance of $800,000 as of December 31, 1995.

     An unutilized credit line and an unutilized long-term revolving credit facility were also maintained by IPL with NBD Bank, N.A. (``NBD''), of which Mr. Thomas M. Miller is a Director, and of which Mr. Ramon L. Humke is a director. IPALCO subsidiary Mid-America maintained a line of credit during 1995 with NBD, had a maximum principal amount outstanding of $2.6 million, and a principal balance of $800,000 outstanding as of December 31, 1995. IPALCO subsidiary, Indianapolis Campus Energy (``ICE''), established an $18 million project loan with NBD, and the outstanding principal balance as of December 31, 1995 was approximately $13 million.

     IPALCO subsidiary IPL engaged Rowland Design, Inc. for architectural and design services for certain improvements to IPALCO's corporate offices located at One Monument Circle. During 1995, IPL paid fees of approximately $238,000 under such agreement. Mrs. Sallie W. Rowland is Chairman and CEO of Rowland Design, Inc.

     IPALCO subsidiary IPL engaged Schenkel & Associates, LLC, for consulting services in the areas of community affairs, public relations, and communication, and paid fees of approximately $27,000 during 1995. Mr. Thomas M. Miller is majority owner of Schenkel & Associates, LLC.


               BOARD COMPENSATION COMMITTEE REPORT
                    ON EXECUTIVE COMPENSATION

Compensation Policies Relating Generally to Executive Officers

     The Compensation Committee (``Committee'') of the Board of
Directors (``Board''), in consultation with its outside advisor, establishes the compensation policies of IPALCO Enterprises, Inc. and its subsidiaries (``IPALCO'') with regard to all officers. The Committee recommends to the Board the adoption or amendment of compensation plans for officers, including the named executive officers. On authority of the full Board, the Committee administers all such plans, including establishing officers' base salary levels, reviewing and approving performance measures and goals for both annual and long-term incentive plans, and approving incentive awards.

     The Committee is made up of five non-employee directors whose philosophy is to attract, retain, and motivate a high quality management team by providing a strong and direct link between IPALCO performance and officer compensation, with a significant portion of total compensation being dependent upon measurable performance objectives. The compensation program for executive and other selected officers had three basic components in 1995: base salary, a performance-based annual incentive plan, and a long-term performance and restricted stock incentive plan. It is the policy of the Committee that the compensation program should directly link executive and shareholder interests.

Base Salary

     The Committee targeted 1995 base salaries for officers, including the named executive officers, at the median level for similar positions within comparably performing utilities, and where such positions are also found in general industry, at a level approximately one-half the difference between the utility industry and general industry medians. The Committee considered the analysis which was provided by the outside advisor that IPALCO salaries are within the median range of comparable utilities and below those of general industry. The Committee also considered both company and individual performance in approving the range of salary increases and the salary for each officer, including the named executive officers. 1995 base salary increases for all officers averaged 3.7%, somewhat below the utility industry average, even though company performance was comparable with other high-performing utilities. The Committee determined that constraining base salary increases was an appropriate step to place a higher percentage of total compensation at risk through the use of incentive compensation.

     The comparative compensation data for electric utilities used by the Committee were derived from companies with comparable revenues as reported in the annual Edison Electric Institute Executive Compensation Survey. Data for general industry were drawn from four national executive compensation surveys provided by the outside consultant.


Annual Incentive Plan

     The IPALCO Annual Incentive Plan is a performance-based plan which measures company performance in four equally weighted criteria: Net Income, Customer Satisfaction, Productivity, and Budget Compliance. Target awards are set approximately half-way between general industry and utility medians. Participants in the plan are approved in advance of the plan year by the Committee. All participants, including the named executive officers, are measured against performance goals which are established by the Committee and announced at the beginning of the year. Goals are set at Threshold, Target, and Maximum levels, with Threshold performance required for any award in each criteria; however, if the Threshold goal for Net Income is not met, no payout is made regardless of the performance in any other criteria. Each performance level is assigned an award value, with interpolation for performance between levels. For named executive officers, performance at Threshold, Target, and Maximum levels respectively warrants a payout of 10%, 22.5%, and 35% of base salary. Factors ranging from .75 to 1.5 are applied to the award percentage based upon the participant's position.

     The plan permits the reduction or elimination of an award should an individual participant's performance be below expectations. No awards were reduced in 1995.

     For 1995, the Company met the Maximum performance goals in three of the four performance measures: Net Income, Productivity, and Budget Compliance. Customer Satisfaction performance was at the Threshold level.


Long-Term Performance and Restricted Stock Incentive Plan

     The performance-based restricted stock plan, approved at the last Annual Meeting of Shareholders, is designed to focus the attention of prospective participants on long-term company objectives and performance. Participation is subject to Committee approval and is limited to key employees (including non-officers) who contribute on a continuing basis to the strategic and long-term growth of the company.

     The plan continues to measure company performance in Total Return to Shareholders and in Cost Effective Service (net income as a percent of operating revenues plus other income) compared with the performance of a Peer Group of 15 comparable utilities. Criteria for selection of peer companies included revenue size and sources, market-to-book ratio, fuel source, and dividend yield among other criteria. Target awards are set approximately half-way between general industry and utility medians. Conditional restricted stock grants, at Target levels, ranging from 10% to 35% of base salary, are awarded at the beginning of each three-year performance period. Final awards are based upon IPALCO's ranking within the Peer Group over the performance period, with one-third of the shares to be vested during each of the fourth, fifth, and sixth years after the beginning of the performance period. The performance period for Program 1 covers 1995-1997, with final restricted stock awards made July 1, 1998.

     Performance in Total Return to Shareholders and Cost Effective Service continues also to be measured over the four-year performance periods specified in the original Long-Term Incentive Plan for those programs begun prior to 1995. For Program 4, for the years 1991-1994, IPALCO ranked first among peers in Cost Effective Service and eleventh among peers in Total Return to Shareholders. Using the schedule specified in the plan for that level of performance, the named executive officers received incentive payments totaling $186,919 in 1995.

Basis For Chief Executive Officer's Compensation

     The Chief Executive Officer's (``CEO'') compensation continues to be directly and explicitly linked to IPALCO performance with consideration given to the Committee's assessment of his individual performance. The Committee thoroughly reviews the CEO's performance, including strategic direction, leadership and management team development, as well as overall company performance. The Committee's review is both subjective and objective. IPALCO performance data used in the incentive plans plus other financial, operational, service, and administrative data are considered.

     Total 1995 compensation for the CEO (including base salary, Annual Incentive Plan payment, and Long-Term Incentive payment and the first grant of stock associated with the 1995 Long-Term Performance and Restricted Stock Incentive Plan), is shown in Table I. His total compensation was slightly above the median of Peer Group CEOs, but was slightly below the median of CEO compensation in comparably high-performing peer companies.

     At Target performance, under the current compensation program, approximately 41% of the CEO's total direct compensation is variable and at risk. During 1995, approximately 48% of the CEO's actual total direct compensation was at risk.


Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code will not permit a public corporation to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain top executives, unless that compensation qualifies as ``performance based'' compensation. This limitation does not impact IPALCO with respect to executive compensation paid in 1995, nor does the Committee believe that this will have an impact in 1996. The Committee continues to review this issue with the present intent to take appropriate steps to ensure the continued deductibility of its executive compensation.


                              The Compensation Committee of the
                              Board of Directors of IPALCO
                              Enterprises, Inc.

                              Otto N. Frenzel III, Chairman
                              Robert A. Borns
                              Earl B. Herr, Jr.
                              Thomas M. Miller
                              Thomas H. Sams


Compensation Committee Interlocks and Insider Participation

     Mr. Frenzel is Chairman, and Messrs. Borns, Herr, Miller and Sams are the members of the Compensation Committee. IPALCO's Vice Chairman, Mr. Ramon L. Humke, is a member of the Compensation Committee of the Board of Directors of LDI Management, Inc. Mr. Andre B. Lacy is Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. and is also a director of IPALCO. Mr. John R. Hodowal, Chairman of IPALCO, is a member of the Board of Directors of Bank One, Indianapolis, N.A. Mr. Joseph D. Barnette, Jr. is Chairman and Chief Executive Officer of Bank One, Indianapolis, N.A. and is also a director of IPALCO.

                        PERFORMANCE GRAPH

     The Performance Graph on this page, Table III, plots the total cumulative return that shareholders of IPALCO received (solid line with dot) during the 5-year period ended December 31, 1995, compared with the total cumulative return to shareholders of companies comprising the Dow Jones Electric Utilities Index (solid line with triangle) and the Standard and Poors 500 Index (solid line with square) and the Standard & Poors Electric Companies Index (solid line with star). The Graph shows the cumulative total return assuming dividend reinvestment and based upon an initial investment of $100.00. The vertical portion of the Graph indicates the dollar value ranging from $90.00 to $220.00, and the horizontal portion of the Graph is the year, beginning in 1990 and continuing through 1995.

     The points on the Performance Graph are as follows:


     CUMULATIVE TOTAL RETURN ASSUMING DIVIDEND REINVESTMENT

----------------------------------------------------------------------------


                                1990    1991    1992   1993     1994    1995
                                --------------------------------------------


IPALCO<F1>                      100     133     152     158     143     194
DJ ELEC UTIL<F1>                100     130     138     155     136     178
S & P 500<F2>                   100     130     140     155     157     215
S & P ELEC COMPANIES<F2>        100     130     138     155     135     177


Source:

<F1> Dow Jones Total Return Indexes
<F2> Standard and Poors Compustat Services, Inc.

                            TABLE III

Performance Graph

     The Performance Graph (Table III) on the preceding page plots the total cumulative return that shareholders of IPALCO received (solid line with dot) during the 5-year period ended December 31, 1995, compared with the total cumulative return to shareholders of companies comprising the Dow Jones Electric Utilities Index (solid line with triangle) and the Standard and Poors 500 Index (solid line with square) and the Standard & Poors Electric Companies Index (solid line with star). The Graph reflects IPALCO's superior return in years 1991 through 1995 as compared to the electric utility industry and is one of the bases for the Chief Executive Officer's compensation disclosed in the Compensation Committee Report set forth in this Proxy Statement.

     IPALCO has elected to use the Standard & Poors Electric Companies Index (``S&P Electric Index'') for its industry comparison this year and will discontinue the use of the Dow Jones Electric Utilities Index next year. The S&P Electric Index is a capitalization weighted index of all stocks in the index, while the Dow Jones Electric Utilities Index is a price weighted average of the 15 utility companies in the index. As a result, changes in the S&P Electric Index reflect both the relative size of the company as well as the change in price. In addition, the S&P Electric Index contains a broader range of companies and IPALCO believes it is a better indicator of the electric utility market.

Pension Plans

     Table IV below illustrates the combined annual retirement benefits computed on a straight-life annuity basis that are payable under the Base Retirement Plan and the Funded Supplemental Plan (assuming continuous employment to age 65) to named executive officers having the remuneration and years of service shown.

------------------------------------------------------------------

                     PENSION PLAN TABLE<F1>


Remuneration                  Years of Service
------------      ------------------------------------------------
                      15        20        25        30       35
                  --------  --------  --------  --------  --------

$125,000          $ 81,250  $ 81,250  $ 81,250  $ 81,250  $ 81,250
 150,000            97,500    97,500    97,500    97,500    97,500
 175,000           113,750   113,750   113,750   113,750   113,750
 200,000           130,000   130,000   130,000   130,000   130,000
 225,000           146,250   146,250   146,250   146,250   146,250
 250,000           162,500   162,500   162,500   162,500   162,500
 300,000           195,000   195,000   195,000   195,000   195,000
 400,000           260,000   260,000   260,000   260,000   260,000
 450,000           292,500   292,500   292,500   292,500   292,500
 500,000           325,000   325,000   325,000   325,000   325,000

--------------------


<F1> This table takes into account the latest Internal Revenue Code
     Section 415 benefit limitations and Internal Revenue Code Section 401(a)(17) compensation limitation applicable to the Base Retirement Plan. Benefits for both the Base Retirement Plan portion and Funded Supplemental Plan portion of the combined amounts have been shown without adjustment for income taxes.

                            TABLE IV
--------------------------------------------------------------------------

     IPL's Employees' Retirement Plan (the ``Base Retirement Plan'') covers all permanent employees with one (1) year of service but excludes directors unless they are also officers. It provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are computed actuarially. The remuneration covered by the Plan includes ``Salary'' but excludes ``Bonus'' and ``Other Compensation,'' annual or otherwise, as those terms are used in the Summary Compensation Table (Table I). Benefits are calculated on the basis of the highest average annual salary in any 60 consecutive months of employment. Years of service for Pension Plan purposes of named executive officers are as follows: Mr. Hodowal - 27, Mr. Humke - 6, Mr. Brehm - 20, Mr. Tabler - 1, and Mr. Waltz - 35.

     The Funded Supplemental Plan referred to above is applicable to the named executive officers and, at reduced benefits, to all other officers of IPALCO and IPL. Contributions and accrued interest credited during 1995 to the accounts of Messrs. Hodowal, Humke, Brehm, Tabler and Waltz amounted to $31,563, $140,186, $4,752, $17,781 and $6,779, respectively
(in addition to the federal, state and local income tax payments reflected in Table I above). Contributions are based on actuarial assessments of benefits projected to accrue to such officers under the Funded Supplemental Plan upon termination of employment at normal retirement age and at current salary levels.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     IPALCO and IPL have employment contracts with Messrs. Hodowal and Humke which provide for an indefinite term that is convertible into a fixed 3-year term upon notice. Such contracts terminate upon death, total disability or retirement. Should they be terminated without ``cause'' or resign for ``good reason'' (as those terms are defined in the contract--see below), they would continue to receive their Salary, as that term is used in Table I above, for up to 3 years thereafter, less any severance payments received from other agreements.

     All Officers of IPALCO and its subsidiaries have Termination Benefits Agreements, dated on or after January 1, 1993. These Agreements provide for payment of severance benefits equal to 299.99% of the last 5 years' average annual Salary (but not exceeding the limits of Internal Revenue Code 280G), if IPALCO undergoes an ``acquisition of control'' while the agreement is in effect and if, within 3 years after an acquisition of control, any such officer is terminated without ``cause'' or resigns for ``good reason,'' as those terms are therein defined (see below).

     The term ``without `cause''' is defined in the employment contracts and Termination Benefits Agreements discussed above to mean in the absence of fraud, dishonesty, theft of corporate assets or other gross misconduct, as set out in a good faith determination of the Board of Directors. The term ``resign for `good reason''' is defined in the same agreements to mean generally, and subject to lengthy qualifications and amplification, demotion; assignment of duties inconsistent with the officer's status, position or responsibilities; reduction in base salary or failure to grant annual increases commensurate with increases of other officers; relocation of the headquarters of IPALCO or IPL to a location outside Greater Indianapolis; or termination of the executive's participation in, or the existence of, an incentive compensation, insurance or pension program. The term ``acquisition of control'' in such contracts means, generally and subject to lengthy amplification and qualifications therein, acquisition by any person, entity, or group of 20% or more of the combined voting power of the outstanding securities of IPALCO entitled to vote in the election of directors, excluding acquisitions by or from IPALCO or any acquisition by any employee benefit plan of IPALCO or IPL; change in majority membership of the Board of Directors other than by normal succession; certain reorganizations, mergers or consolidations resulting in control of the reorganized, merged, or consolidated entity by persons not previously in control of IPALCO; approval by the shareholders of complete liquidation or dissolution of IPALCO, or of a sale of all or substantially all of its assets to an entity not controlled by directors and holders of voting securities who were directors and holders of voting securities of IPALCO prior to the transaction.

     A Benefit Protection Fund and Trust Agreement (``Fund'') is also in effect to pay litigation expenses in the event it becomes necessary for any officer to enforce the employment contracts and Termination Benefits Agreements described above. The Fund is held in trust by National City Bank, Indianapolis, and at December 31, 1995, the sum of $856,566 was reserved in trust for such expenses.

     By order of the Board of Directors.


                                   IPALCO ENTERPRISES, INC.
                                   By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 8, 1996

[form of proxy/instruction card]

                    IPALCO ENTERPRISES, INC.

This Proxy/Instruction Card is Solicited on Behalf of the Board of
Directors

     The undersigned hereby appoints John R. Hodowal and Bryan G. Tabler as Proxies, each with the power of substitution, and authorizes them to represent and vote and/or, in the case of shares held in the Automatic Dividend Reinvestment and Stock Purchase Plan, instructs the agent for such Plan to execute a proxy empowering the above-named persons to vote, as designated below, all the shares of IPALCO Enterprises, Inc. common stock held of record by the undersigned and/or credited to the undersigned's account in such Plan on February 28, 1996, at the annual meeting of the shareholders to be held April 17, 1996, or at any adjournment thereof, with respect to the matter(s) set forth below.

1. Election of Six Nominees for Director, namely: Robert A. Borns, Mitchell E. Daniels, Jr., Rexford C. Early, John R. Hodowal,
     Michael S. Maurer, Thomas H. Sams

     [ ]  Vote for All Nominess

     [ ]  Withhold Vote from All Nominess

     [ ]  Vote for All Nominees, Except Nominees written below:

          -------------------------------------------------------------
          Please write name(s) of Nominee(s) from whom vote is withheld)

                    (FOLD HERE - DO NOT TEAR)

This Proxy/Instruction Card when properly executed will be voted in the manner directed by the undersigned shareholders. If not otherwise indicated, this Proxy/Instruction Card will be voted FOR the six nominees for Director listed above and confers discretionary authority to vote in accordance with the best judgment of the named Proxies.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 8, 1996, and the 1995 Annual Report is hereby acknowledged.

                                      Dated ___________________, 1996.

Your signature must be exactly        ____________________________________
as your name appears below.                  (SIGNATURE)
When signing as attorney-in-fact,
executor, administrator, trustee,
guardian or corporate officer,        ____________________________________
please give full title as such.         (SIGNATURE IF HELD JOINTLY)


Please complete
1996 Proxy at right.
Then date, sign,
detach it from this
form at perforations,
fold it and return
immediately in
accompanying
postage guaranteed
envelope.



Account ID:

     ADDRESS CHANGE

_________________________
STREET

_________________________
APT. NO./P.O. BOX

_________________________
CITY

_________________________
STATE

_________________________
ZIP CODE

_________________________
SIGNATURE


[at perforation]

(DETACH HERE)

[letter soliciting voting instructions
from participants in Employees' Thrift Plan]

                               IPL

               INDIANAPOLIS POWER & LIGHT COMPANY


                                        March 8, 1996

TO PARTICIPANTS IN THE EMPLOYEES' THRIFT PLAN:

     As a participant in the Employees' Thrift Plan, you are entitled to direct the manner in which shares of stock of IPALCO Enterprises, Inc., ("IPALCO") in which you have an interest, shall be voted by the Trustee at the forthcoming Annual Meeting of Shareholders of IPALCO to be held April 17, 1996. This right is given to you by Section 305.90 of the Thrift Plan.

     Enclosed is a copy of the Notice of the Annual Meeting and Proxy Statement dated March 8, 1996 and an Instruction Card indicating the number of shares with respect to which you may give voting instructions to the Trustee. You may instruct the Trustee how you wish such shares to be voted by placing a mark in the box which expresses your choice.

     The only business to be acted upon at the meeting of which Management is presently aware, is the election of six directors to hold office for terms of three years each and until their successors are duly elected and qualified.

     It is important that you instruct the Trustee as to the voting of the shares in which you have an interest. After designating how you wish such shares to be voted, sign the instruction form and return it via intra company mail to the Secretary of IPALCO, Room 729, IPALCO Corporate Center, on or before April 11, 1996.

     Shares with respect to which no voting instructions are given will be voted by the Trustee in its discretion.


                              /s/ John D. Wilson
                              John D. Wilson, Secretary
                              Employees' Pension Committee

[form to be executed by Thrift Plan participants]


                    IPALCO ENTERPRISES, INC.

             Instruction To Thrift Plan Trustee For
         Annual Meeting Of Shareholders - April 17, 1996

TO THE EMPLOYEE PENSION COMMITTEE:

     I understand that in accordance with Section 305.90 of the Thrift Plan, I may instruct the voting of the number of shares shown on this form. Will you please direct the Turstee to execute a proxy empowering the persons appointed therein to vote as follows:

1. Election of Six Nominees for Director, namely: Robert A. Borns, Mitchell E. Daniels, Jr., Rexford C. Early, John R. Hodowal,
     Michael S. Maurer, Thomas H. Sams

     [ ]  Vote for All Nominess

     [ ]  Withhold Vote from All Nominess

     [ ]  Vote for All Nominees, Except Nominees written below:

          -------------------------------------------------------------
          Please write name(s) of Nominee(s) from whom vote is withheld)

                    (FOLD HERE - DO NOT TEAR)

The Trustee will execute the proxy as above directed, or, if no choice is indicated, the proxy will be voted by the Trustee in its discretion.
This instruction card confers discretionary authority to vote on currently unknown matters properly presented to the meeting.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 8, 1996, and the 1995 Annual Report is hereby acknowledged.

                                   Dated ___________________, 1996.

Your signature must be exactly     ____________________________________
as your name appears below.                  (SIGNATURE)


Please complete
1996 Instruction Card
at right. Then date,
sign, detach it from this
form at perforations,
fold it and return
immediately in
accompanying
interoffice envelope.



[at perforation]

(DETACH HERE)